Exhibit 99.1

IonQ Announces First Quarter 2022 Financial Results

Revenue of $2.0 million

Total contract bookings of $4.2 million

Announces IonQ Forte, new ytterbium-based system featuring increased two-qubit gate fidelity

College Park, MD - IonQ (NYSE: IONQ), a leader in quantum computing, today announced financial results for the quarter ended March 31, 2022.

“We continued to execute well in the first quarter, delivering financial results and operational achievements that exceeded our expectations, as well as breaking new barriers with the completion of our next generation of quantum computers, IonQ Forte,” said Peter Chapman, President and CEO of IonQ. “The first quarter was also characterized by cutting edge applications research, expanding public access to IonQ Aria, and the growth of our sales organization. We are honored to have been included in the Time 100 Most Influential Companies list, which includes some of the most outstanding and innovative names of our era.”

First Quarter 2022 Financial Highlights

•	IonQ recognized revenue of $2.0 million for the first quarter.

•	IonQ achieved bookings of $4.2 million for the first quarter.

•	Cash, cash equivalents and investments were $586.4 million as of March 31, 2022.

•	Net loss was $4.2 million and adjusted EBITDA loss was $10.3 million.* These GAAP results include a non-cash gain of $13.4 million related to the fair value of IonQ’s warrant liabilities.

*	Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Commercial Highlights

•

IonQ discussed early applications research results that demonstrate effective training of quantum image classification models which act on sparse input features. The quantum models rival corresponding classical machine learning models, while only utilizing a small fraction of the number of training parameters seen in non-quantum computer models. Using IonQ Aria, the new applications research is designed to apply quantum machine learning to image classification and 3D object detection for future mobilities.

•

IonQ announced that IonQ Aria will soon be accessible on Microsoft Azure’s Quantum Cloud, bringing the world’s most powerful quantum computer out of private beta and giving full access to the public. This will enable developers everywhere to learn about and begin leveraging quantum and demonstrates IonQ’s dedication to spearheading access in the industry.

•	IonQ announced a major research project to develop quantum algorithms that may improve the charging, discharging, durability, capacity and safety of electric vehicle batteries.

•

IonQ is collaborating with Oak Ridge National Laboratory to research metal hydrides, which can benefit development of technologies including batteries and hydrogen storage for hydrogen powered vehicles.

•

IonQ was part of a group of private companies and universities that received a research and development award from DARPA to fund a quantum algorithms benchmarking project. While contracting is still being finalized, we are the only quantum hardware maker selected for this multi-year award.

Technical Highlights

•

IonQ announced that the team has completed construction on IonQ Forte, the next generation in IonQ’s series of quantum computers. Forte is a ytterbium system that uses IonQ’s in-house ion trap chip. The system incorporates a new beam-steering technology for the lasers that control its qubits and is designed to allow IonQ to work with larger numbers of qubits and deliver stable beams which IonQ believes can more precisely address and encode those qubits. Forte is expected to launch with select developer, partner and research access in the second half of this year and broader customer access in 2023.

•	In February, IonQ announced that the latest-generation IonQ Aria system achieved a record 20 algorithmic qubits, representing a significant leap forward for IonQ.

•

IonQ’s new barium qubits are already delivering on their promise of more accurate quantum computing with recent results from IonQ’s first barium system showing a 13-fold reduction in state preparation and measurement errors.

•	Through a partnership with the U.S. Department of Energy’s Pacific Northwest National Laboratory (PNNL), the Company has secured a sustainable, perpetual source of barium qubits.

•

Earlier this year, IonQ announced the invention of a new family of quantum gates in collaboration with the Duke Quantum Center (DQC) at Duke University. IonQ believes these new gates will eventually lead to more efficient quantum algorithms requiring many fewer qubits. Importantly, the gates can only be run using the unique architecture employed by IonQ and DQC systems.

•

IonQ recently announced that it now offers native gate access, allowing developers to optimize their quantum algorithms down to the individual qubit and giving them increased access to the power at the core of our systems.

Company Highlights

•	IonQ was named one of TIME’s 100 Most Influential Companies. This ranking highlights 100 companies that are making extraordinary impacts across the globe.

2022 Financial Outlook

•	For the second quarter of 2022, IonQ is expecting:

•	Revenue of between $2.3 and $2.5 million

•	Bookings of between $3.0 and $5.0 million

•	For the full year 2022, IonQ has reiterated the previously stated revenue outlook range of $10.2 million to $10.7 million.

•	For the full year 2022, IonQ has increased its total contract bookings expectations from a range of $20.0 to $24.0 million to a new range of $23.0 to $27.0 million.

•	IonQ continues to believe that over the next two years, one or two system sales could push combined TCV contract bookings over nine figures for the three-year period from 2021 to 2023.

First Quarter 2022 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the quarter ended March 31, 2022. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international) using passcode 13726155. The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available at 844-512-2921 or 412-317-6671 with access code 13729163 and will be available until 11:59 PM Eastern time, May 30, 2022. An archive of the webcast will also be available shortly after the call and will remain available for 90 days.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the company’s results period over period. Adjusted EBITDA is defined as net loss before interest expense, interest income, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflects its core operations and may not be indicative of our recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare its current results with those of previous periods, the Company has shown a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s latest generation quantum computer, IonQ Aria, is the world’s most powerful quantum computer, and IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Christopher Monroe and Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its quantum computers and achieve scale; the upcoming availability of IonQ Aria on Microsoft Azure’s Quantum Cloud; the expected launch of Forte in beta for early developer and research access in the second half of 2022 with commercial access expected in 2023; the potential benefits of quantum computing and IonQ’s collaborations and partnerships; IonQ’s market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the second quarter and full year 2022. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: market adoption of quantum computing solutions and the Company’s products, services and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry including, but not limited to, as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of IonQ’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

IonQ, Inc. Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$1,953	$125
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	568	181
Research and development	7,338	3,654
Sales and marketing	1,871	227
General and administrative	9,194	2,956
Depreciation and amortization	1,266	445

Total operating costs and expenses	20,237	7,463

Loss from operations	(18,284)	(7,338)
Change in fair value of warrant liabilities	13,448	—
Other income (expense), net	609	3
Loss before benefit for income taxes	(4,227)	(7,335)
Benefit for income taxes	—	—

Net loss	$(4,227)	$(7,335)

Net loss per share attributable to common stockholders - basic and diluted	$(0.02)	$(0.06)

Weighted average shares used in computing net loss per share attributable to common stockholders - basic and diluted	196,183,247	118,718,574

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$86,751	$399,025
Short-term investments	329,157	123,443
Accounts receivable	569	707
Prepaid expenses and other current assets	5,826	6.442

Total current assets	422,303	529,617

Long-term investments	170,460	80,110
Property and equipment, net	21,131	18,870
Operating lease right-of-use assets	3,964	4,032
Intangible assets, net	6,175	5,841
Other noncurrent assets	3,418	3,558

Total Assets	$627,451	$642,028

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,967	$1,882
Accrued expenses	4,298	2,647
Current portion of operating lease liabilities	573	568
Unearned revenue	3,417	3,430
Current portion of stock option early exercise liabilities	1,130	1,164

Total current liabilities	11,385	9,691

Operating lease liabilities, net of current portion	3,600	3,643
Unearned revenue. net of current portion	489	1,533
Stock option early exercise liabilities, net of current portion	1,686	1,969
Warrant liabilities	20,508	33,962

Total liabilities	$37,668	$50,798

Stockholders’ Equity:
Common stock	20	19
Additional paid-in capital	744,469	737,150
Accumulated deficit	(150,018)	(145,791)
Accumulated other comprehensive loss	(4,688)	(148)

Total stockholders’ equity	589,783	591,230

Total Liabilities and Stockholders’ Equity	$627,451	$642,028

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,227)	$(7,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,266	445
Non-cash research and development arrangements	130	242
Amortization of customer warrant	—	72
Stock-based compensation	6,672	1,431
Change in fair value of warrant liabilities	(13,448)	—
Other, net	(490)	61
Changes in operating assets and liabilities:
Accounts receivable	138	318
Prepaid expenses and other current assets	1,516	(2,114)
Other noncurrent assets	(69)	165
Accounts payable	(291)	1,734
Accrued expenses	1,571	1,096
Operating lease liabilities	(34)	12
Unearned revenue	(1,058)	(25)

Net cash used in operating activities	(8,324)	(3,898)

Cash flows from investing activities:
Purchases of property and equipment	(2,672)	(1,670)
Capitalized software development costs	(457)	(302)
Purchases of available-for-sale securities	(311,235)	—
Maturities of available-for-sale securities	10,400	—
Intangible asset acquisition costs	(134)	(182)

Net cash used in investing activities	(304,098)	(2,154)

Cash flows from financing activities:
Proceeds from stock options exercised	132	5,363
Proceeds from public warrants exercised	16	—

Net cash provided by financing activities	148	5,363

Net change in cash and cash equivalents	(312,274)	(689)
Cash and cash equivalents at the beginning of the period	399,025	36,210

Cash and cash equivalents at the end of the period	$86,751	$35,521

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(4,227)	$(7,335)
Interest income	(609)	(3)
Interest expense	—	—
Benefit for income taxes	—	—
Depreciation and amortization expense	1,266	445
Stock-based compensation	6,672	1,431
Change in fair value of assumed warrant liabilities	(13,448)	—

Adjusted EBITDA	$(10,346)	$(5,462)

Media:

ionq@missionnorth.com

Investor:

investors@ionq.com